EXHIBIT 10.41
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                                     OPTION
                                       AND
                                LICENSE AGREEMENT

             This Agreement (this "AGREEMENT") is effective as of the 2nd day of March, 1998 (the "Effective Date") by and between Synaptic Pharmaceutical Corporation ("SYNAPTIC"), a corporation organized and existing under the laws of the State of Delaware and having a principal office at 215 College Road, Paramus, New Jersey 07652, and Glaxo Group Limited, a corporation organized and existing under the laws of the United Kingdom, and having a principal office at Glaxo Wellcome House, Berkeley Avenue, Greenford, Middlesex, UB6 ONN, U.K. ("GLAXO").

             WHEREAS, SYNAPTIC possesses patent rights pertaining to (i) the use of selective human alpha-1a adrenergic receptor compounds which may be useful for the treatment of benign prostate hyperplasia ("BPH") and other medical conditions and (ii) cloned human alpha-1a, -1b and -1d adrenergic receptors; and

             WHEREAS, MERCK & CO., INC. One Merck Drive, P. O. Box 100, Whitehouse Station, New Jersey 08889-0100 ("MERCK") and SYNAPTIC are parties to a Research Collaboration and License Agreement dated November 30, 1993, as amended ("MERCK-SYNAPTIC AGREEMENT") under which MERCK has exclusive rights under the FUNCTIONAL USE PATENTS (as hereinafter defined), and by an amendment thereto of even date herewith MERCK has separately granted back to SYNAPTIC such

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rights as may be necessary for SYNAPTIC to grant the rights set forth in Article
3 herein to GLAXO; and

             WHEREAS, GLAXO is developing selective human alpha-1a adrenergic receptor compounds which may be useful for the treatment of BPH and other medical conditions and is using cloned human alpha-1 adrenergic receptors in connection therewith; and

             WHEREAS, SYNAPTIC wishes to grant GLAXO certain licenses under its patents, as well as an option to expand the scope and extend the term of some of such licenses, and GLAXO wishes to acquire such licenses and option on the terms and conditions set forth herein;

             NOW, THEREFORE, SYNAPTIC and GLAXO agree as follows:

                             ARTICLE 1 - DEFINITIONS

1.1 AFFILIATE shall mean any corporation or business entity of which GLAXO or SYNAPTIC owns directly or indirectly, fifty percent (50%) or more of the outstanding stock, or any corporation over which GLAXO or SYNAPTIC, directly or indirectly, exercises effective control, or any parent corporation which owns, directly or indirectly, fifty percent (50%) or more of the outstanding stock of GLAXO or SYNAPTIC or indirectly controls GLAXO or SYNAPTIC.

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1.2          AGENCY shall mean any governmental regulatory authority responsible for granting health approvals, registrations, pricing and other approvals required before a product may be tested or marketed in the TERRITORY.

1.3 BPH COMPOUND shall mean any SELECTIVE ALPHA-1a ADRENERGIC RECEPTOR COMPOUND for which regulatory approval to sell for the treatment of BPH or for the inhibition of contraction of prostate tissue has been obtained or is being sought.

1.4          BPH  PRODUCT  shall  mean  any  prescription  or   over-the-counter
             pharmaceutical preparation containing BPH COMPOUND(S) for use in humans.

1.5 FUNCTIONAL USE PATENT(S) shall mean the United States patents set forth in Schedule A hereto, the foreign counterparts thereto, and any patents that are reissues, re-examinations, continuations, continuations-in-part, divisions, renewals, extensions, patents of addition or the like thereof.

1.6 HUMAN ALPHA-1 ADRENERGIC RECEPTORS shall mean those receptors so defined by references to Genbank Accession Numbers as follows:


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                    Subtype                            Genbank Accession Nos.

                    alpha-1a                           U02569, U03866, D25235
                    alpha-1b                           U03865, M99590
                    alpha-1d                           S70782, U03864

1.7 MAJOR MARKET COUNTRY shall mean any of the following countries: the United States, France, Germany, Italy or the United Kingdom.

1.8 MERCK PRODUCT shall mean a product being developed or marketed by MERCK for the treatment of BPH which is subject to a license from SYNAPTIC under any of the PATENTS.

1.9 NET SALES shall mean, with respect to each of BPH PRODUCTS and SELECTIVE ALPHA-1a ADRENERGIC RECEPTOR PRODUCTS which are not BPH PRODUCTS, the gross invoice price of all such PRODUCTS sold by GLAXO and its AFFILIATES to independent third parties, after deducting, if not already deducted in the amount invoiced:

                      1.     all goods returned;

                      2.     trade discounts;


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                      3.     rebates and allowances of invoiced
                             price; and

                      4. Seven (7%) of the gross invoice price of all sales to cover early settlement discounts (where such discounts are non-discretionary) and excise, sales and other taxes which GLAXO and its AFFILIATES have to pay or absorb.

1.10 PATENTS shall mean the FUNCTIONAL USE PATENT(S) and RECEPTOR PATENT(S), or any of the foregoing.

1.11 RECEPTOR PATENT(S) shall mean the United States patent set forth in Schedule B hereto, the foreign counterparts thereto, and any patents that are reissues, re-examinations, continuations, continuations-in-part, divisions, renewals, extensions, patents of addition or the like thereof.

1.12 SELECTIVE ALPHA-1a ADRENERGIC RECEPTOR COMPOUND shall mean any compound which has an affinity for the human alpha-1a adrenergic receptor which is more than ten (10) times greater than its affinity for another Human Alpha- 1 Adrenergic Receptor and the mechanism of action of which in vivo involves the human alpha-1a adrenergic receptor.

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1.13         SELECTIVE  ALPHA-1a  ADRENERGIC  RECEPTOR  PRODUCT  shall  mean any
             prescription   or   over-the-counter   pharmaceutical   preparation
             containing SELECTIVE ALPHA-1a ADRENERGIC RECEPTOR COMPOUND(S) for use in human or non-human animals.

1.14         TERRITORY shall mean all countries of the world.

1.15 THERAPEUTIC INDICATION shall mean, with respect to any SELECTIVE ALPHA-1a ADRENERGIC RECEPTOR PRODUCT, the main therapeutic use as classified in the 2nd level of the World Health Organization Anatomical, Therapeutic, Clinical (ATC) drug classification system.

1.16 VALID PATENT shall mean, with respect to any of the PATENTS, an issued and unexpired patent, at least one of the claims of which has not been (a) declared invalid or unenforceable by a court of competent jurisdiction from which no appeal can be or is taken or
             (b) admitted by SYNAPTIC to be invalid.

                ARTICLE 2 - OPTION GRANT; OPTION AND LICENSE FEES

2.1 SYNAPTIC grants to GLAXO an option (the "Option") to obtain the non-exclusive license described in Article 3.2 below upon the terms and conditions set forth in this Agreement.

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2.2          As  consideration  for the  Option  and the  nonexclusive  licenses
             described  in  Article   3.1,   GLAXO  shall  make  to  SYNAPTIC  a
             non-refundable, noncreditable payment of $2,000,000 (two million dollars) within 10 days of receipt of an invoice from Synaptic following execution of this Agreement.

2.3          The Option shall be exercisable by GLAXO in accordance with Article
             2.4 at any time from execution of this Agreement until May 22, 1999 (the "EXPIRATION DATE") after which date it shall automatically expire.

2.4 The Option shall be exercisable by delivery of written notice from GLAXO to SYNAPTIC prior to the EXPIRATION DATE along with the payment of [**] by GLAXO to SYNAPTIC.
             GLAXO shall provide MERCK with a copy of the written notice to SYNAPTIC.

                           ARTICLE 3 - LICENSE GRANTS

3.1    (a)              SYNAPTIC hereby grants to GLAXO and its AFFILIATES
                        throughout the TERRITORY, for the sole purpose of developing, making, having made, using and selling
                        SELECTIVE ALPHA-1a ADRENERGIC RECEPTOR PRODUCTS which are not BPH PRODUCTS, a non-

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                        exclusive license under any of the RECEPTOR PATENTS.
                        The license grant in this Article 3.1(a) shall extend back in time to apply to acts by GLAXO prior to the Effective Date of this AGREEMENT.

       (b) For the period beginning on the Effective Date and ending on the EXPIRATION DATE, SYNAPTIC hereby grants to GLAXO and its AFFILIATES, throughout the TERRITORY, for the sole purpose of developing, making, having made and using but not selling BPH PRODUCTS a non-exclusive license under the RECEPTOR PATENTS. The license grant in this Article 3.1(b) shall extend back in time to apply to acts by GLAXO prior to the Effective Date of this AGREEMENT.

       (c) For the period beginning on the Effective Date and ending on the EXPIRATION DATE, SYNAPTIC hereby grants to GLAXO and its AFFILIATES, throughout the TERRITORY, for the sole purpose of developing, making, having made and using but not selling BPH PRODUCTS a non-exclusive license under the FUNCTIONAL USE PATENTS.

3.2 Upon exercise of the Option, SYNAPTIC grants to GLAXO and its AFFILIATES throughout the TERRITORY, for the sole purpose

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                of developing, making,  having  made,   using  and  selling  BPH
                PRODUCT(S) a non-exclusive license under the PATENTS.

                                ARTICLE 4 - WARRANTIES AND PATENT VALIDITY

4.1 SYNAPTIC represents and warrants to GLAXO that as of the Effective Date it possesses the rights required to grant the licenses under Article 3 hereof.

4.2 SYNAPTIC and GLAXO each shall immediately give notice to the other of any certification of which they become aware filed under the U.S. "Drug Price Competition and Patent Term Restoration Act of 1984" claiming that a FUNCTIONAL USE PATENT or a RECEPTOR PATENT covering a SELECTIVE ALPHA-1a ADRENERGIC RECEPTOR PRODUCT (including a BPH PRODUCT) is invalid or that infringement will not arise from the manufacture, use or sale of BPH PRODUCT by a third party. The parties agree to discuss and cooperate on an appropriate course of subsequent action.

4.3 SYNAPTIC shall promptly give notice to GLAXO of the grant, lapse, revocation, surrender, invalidation or intentional abandonment of any PATENTS licensed to GLAXO for which SYNAPTIC is responsible for the filing, prosecution and maintenance.

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4.4             GLAXO   acknowledges  that  the  licenses  and  options  granted
                hereunder do not convey the right under any PATENTS to develop, make, have made, use or sell any compound whose mechanism of action does not involve an alpha-1a adrenergic receptor. GLAXO warrants that it shall not infringe any VALID PATENT owned by SYNAPTIC by activities as to which SYNAPTIC has not expressly granted rights to GLAXO hereunder or under any other agreement.

                    ARTICLE 5 - MILESTONE AND OTHER PAYMENTS

5.1 In consideration of the rights granted under this AGREEMENT, the following non-creditable and non-refundable payments will be made by GLAXO on only the first achievement of the following milestones, regardless of the number of times thereafter that such milestones are again achieved, provided that GLAXO has a license under the FUNCTIONAL USE PATENTS at the time the applicable milestone is achieved:

       (a)              [**] due within thirty
                        (30)  days  of the filing of a New Drug
                        Application for BPH PRODUCT with the United
                        States Food and Drug Agency (FDA) or the filing of its equivalent with an AGENCY in another MAJOR MARKET COUNTRY in the event that

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                        GLAXO or an AFFILIATE makes such filing of a New Drug
                        Application or its equivalent prior to such a filing by MERCK on a MERCK PRODUCT.

       (b) If the MERCK-SYNAPTIC AGREEMENT is terminated prior to December 31, 2000 then GLAXO shall pay SYNAPTIC [**] within thirty (30) days of entry into Phase III of a BPH PRODUCT or the equivalent entry in another
                        MAJOR MARKET COUNTRY.

5.2 If the MERCK-SYNAPTIC AGREEMENT is terminated subsequent to May 22, 1999, but prior to December 31, 2000 then GLAXO shall have the option to obtain exclusive rights under the FUNCTIONAL USE PATENT(S), if available at the time of termination, by payment of an additional [**] to
                SYNAPTIC provided that the Option has been exercised under and in accordance with Article 2.4. If the MERCK-SYNAPTIC AGREEMENT is terminated prior to May
                23, 1999, then GLAXO shall have the option to obtain exclusive rights under the FUNCTIONAL USE PATENT(S), if available at the time of termination, by payment of an additional [**] to
                SYNAPTIC, provided that the Option is exercised under and in accordance with Article 2.4 prior to the exercise of the option contemplated by this Article 5.2. SYNAPTIC shall promptly notify GLAXO of any such termination

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                if
                exclusive rights under the FUNCTIONAL USE PATENT(S) are then available. GLAXO's option under this Article 5.2 shall be exercisable by the delivery of written notice of exercise to SYNAPTIC, together with the [**] payment, within 60 days following GLAXO's receipt of SYNAPTIC's notification. Promptly upon receipt of the written notice of exercise and the [**] payment, SYNAPTIC and GLAXO shall enter into good faith negotiations concerning the terms of the exclusive license. SYNAPTIC shall not enter into negotiations with a third party with respect to a license to the FUNCTIONAL USE PATENT(S) during the 180-day period following SYNAPTIC's receipt of the notice of exercise and payment. GLAXO's option to obtain exclusive rights under the FUNCTIONAL USE PATENT(S) under this Article 5.2 shall automatically expire at the end of the aforementioned 60-day period if not exercised within such period in accordance with this Article 5.2 or if an agreement is not consummated within the aforementioned 180-day period.
                 In the  event  SYNAPTIC  and  GLAXO  are  unable  to  reach  an agreement concerning the terms of an exclusive license and GLAXO's option to obtain such a license thus expires at the end of the 180-day period, SYNAPTIC shall promptly return to GLAXO the [**] payment previously received from GLAXO.

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                              ARTICLE 6 - ROYALTIES

6.1    (a)      In any country in the TERRITORY in which the
                        manufacture, use or sale of a BPH PRODUCT would infringe a VALID FUNCTIONAL USE PATENT but for a license hereunder, GLAXO shall pay to SYNAPTIC a royalty on NET SALES of such BPH PRODUCT of [**] percent [**].

       (b)      In the event that GLAXO has more than one product
                        subject to royalties under Section 6.1(a) for a single THERAPEUTIC INDICATION on sale in any country within the TERRITORY during any calendar quarter, GLAXO shall pay to SYNAPTIC (i) the royalty in 6.1(a) on only the product for such therapeutic indication of highest NET SALES in such country calculated for that calendar quarter and (ii) a royalty on NET SALES of each other product for such therapeutic indication of [**] percent [**].

6.2    (a)              For any SELECTIVE ALPHA-1A ADRENERGIC RECEPTOR
                        PRODUCT the manufacture, use or sale of which is not within Section 6.1 above, GLAXO shall pay to SYNAPTIC a royalty of [**] percent [**] on NET
                        SALES of such PRODUCT until expiration of the last to expire of the RECEPTOR PATENTS, provided that there is a VALID

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                        RECEPTOR PATENT in  a
                        MAJOR MARKET COUNTRY at the relevant date.

       (b) In the event that GLAXO has more than one product subject to royalties under Section 6.2(a) for a single THERAPEUTIC INDICATION, on sale in any country within the TERRITORY during any calendar quarter, GLAXO shall pay the royalty in 6.2(a) on only the product for such therapeutic indication of highest NET SALES in such country calculated for that calendar quarter.

6.3 In the event that MERCK has not sold MERCK PRODUCT during any portion of a calendar year in any country in the TERRITORY and annual NET SALES of BPH PRODUCT exceed $500,000,000.00 (five hundred million dollars), an additional two percent (2%) royalty will be paid by GLAXO to SYNAPTIC on the excess NET SALES of BPH PRODUCT above $500,000,000.00 (five hundred million dollars) for that calendar year, provided that there is an existing royalty obligation under
                Article 6.

6.4 In the event that MERCK has sold MERCK PRODUCT during any portion of a calendar year in any country in the TERRITORY and annual NET SALES of BPH PRODUCT exceed $300,000,000.00 (three hundred million dollars), an additional two percent (2%) royalty will be paid by GLAXO to SYNAPTIC on

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                the excess NET SALES
                of BPH PRODUCT above $300,000,000.00 (three hundred million dollars) for that calendar year, provided that there is an existing royalty obligation under
                Article 6.

6.5 Sales between GLAXO and its AFFILIATES, or among such AFFILIATES, for subsequent sales to an independent third party shall not be subject to royalty, but in such cases royalty shall be calculated upon GLAXO's or its AFFILIATE's NET SALES to such independent third party.

6.6 The obligation to pay royalties is imposed only once with respect to the same unit of product.

                       ARTICLE 7 - ACCOUNTING AND REPORTS

7.1 GLAXO shall deliver to SYNAPTIC within sixty (60) days after the end of each calendar quarter a written account, including value, of GLAXO's and GLAXO's AFFILIATES' NET SALES subject to royalty payments and the amount of the royalty payment due to SYNAPTIC for such quarter on a country by country basis.

7.2 When GLAXO delivers the accounting to SYNAPTIC, GLAXO shall also deliver all royalty payments due to SYNAPTIC for the calendar quarter, provided however that any additional royalty


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                payable under Article 6.4
                may be payable within 60 days following GLAXO's receipt of notification by SYNAPTIC that MERCK has sold MERCK PRODUCT during any portion of the calendar year in any country in the TERRITORY.

7.3 GLAXO shall keep accurate records in sufficient detail to enable the amounts due to SYNAPTIC to be determined. Upon SYNAPTIC's request, GLAXO shall permit an independent, certified public accountant selected by SYNAPTIC, except one to whom GLAXO has reasonable objection, to have access during ordinary business hours to GLAXO's records necessary to determine the correctness of any report or payment made in respect to any calendar quarter and obtain information as to the amount payable to SYNAPTIC for any such period in case of GLAXO's failure to report or make payment. Such examination shall be at SYNAPTIC's expense and shall not take place more than once each year; provided, however, that in the event it is determined that amounts paid to SYNAPTIC were more than five percent (5%) less than the amounts to which SYNAPTIC was entitled, the expenses of such examination shall be borne by GLAXO and GLAXO shall pay SYNAPTIC the amounts due but not previously paid within thirty (30) days following notice of such determination, together with interest thereon from the date as of which such amounts were originally payable to the date of payment at the prime rate plus two percent (2%). These rights

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                with respect to any year shall terminate three (3) years after the end of any such year. Information supplied to SYNAPTIC by such independent, certified public accountant shall not include any proprietary information not required to be disclosed under other sections of this AGREEMENT.

7.4 All payments to be made by GLAXO to SYNAPTIC under this AGREEMENT shall be made in United States dollars by bank wire transfer in immediately available funds. In the case of sales outside the United States, the rate of exchange to be used in computing the amount of currency equivalent in United States dollars due SYNAPTIC shall be made at the rate of exchange utilized by GLAXO in its worldwide accounting system, prevailing on the fourth-to-the last business day of the calendar quarter.

7.5 During the term of this AGREEMENT, GLAXO shall notify SYNAPTIC within 30 days of achievement of any of the milestones referred to in Article 5.1 in respect of a BPH PRODUCT and within 30 days of the filing of a New Drug Application for any other SELECTIVE ALPHA-1a ADRENERGIC RECEPTOR PRODUCT with the United States Food and Drug Agency (FDA) or its equivalent with an AGENCY in another MAJOR MARKET COUNTRY and on which royalties would be due pursuant to this AGREEMENT.

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7.6             Any income tax or other tax which GLAXO is required
                by law to pay or withhold with respect to royalties payable under this Agreement shall be deducted from the amount of royalties otherwise due provided that in regard to any such deduction GLAXO shall give SYNAPTIC such assistance as may reasonably be necessary to enable or assist SYNAPTIC to claim exemption therefrom and shall provide to SYNAPTIC promptly proper evidence as to the payment of the tax.

7.7 Distribution of products as free samples by GLAXO and its AFFILIATES to independent parties shall not be subject to royalties as long as in any calendar year the aggregate amount of such products provided as free samples does not exceed two percent (2%) of the units of such products on which royalties are paid.

                           ARTICLE 8 - CONFIDENTIALITY

8.1 All SYNAPTIC or GLAXO confidential information which is disclosed by either party and identified as confidential information at the time of disclosure during the term of this Agreement shall be maintained in confidence by the receiving party and shall not be disclosed to any other person, firm, or agency, governmental or private, without the prior written

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                consent of the disclosing party, except to
                the extent that such SYNAPTIC or GLAXO information:

       (a) is or becomes part of the public domain through no fault of the receiving party; or

       (b) is subsequently disclosed to the receiving party by a third party not under an obligation of confidentiality to the disclosing party; or

       (c) is known at the time of its receipt by the receiving party as documented by written records; or

       (d) is independently developed by the receiving party as documented by written records; or

       (e)      is legally required to be disclosed.

8.2 The obligations of this Article 8 shall survive termination or expiration of this AGREEMENT for a period of ten (10) years.

                              ARTICLE 9 - DURATION

                9.1 This AGREEMENT becomes effective as of the day and year first above written and may be terminated as set forth in
                Article 10  hereof.  If GLAXO  does not  exercise  the option in

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                accordance  with ARTICLE 2, this AGREEMENT shall expire upon the expiration of the last RECEPTOR PATENT to expire. If GLAXO exercises the Option in accordance with Article 2, the AGREEMENT expires upon the later of the expiration of the last FUNCTIONAL USE PATENT or the last RECEPTOR PATENT to expire. At such time, the rights and licenses granted to GLAXO under this AGREEMENT shall be fully paid up and shall continue in full force and effect and no further payments shall be due under the terms of this AGREEMENT.

                            ARTICLE 10 - TERMINATION

10.1 Upon any material breach by either party under this AGREEMENT, in addition to any other remedy it may have, the other party may terminate this AGREEMENT by ninety (90) days written notice to the breaching party, specifying the material breach, default or other defect. The termination shall become effective at the end of the ninety (90) day period unless the breaching party cures the breach during the ninety (90) day period.

10.2 Either party may terminate this AGREEMENT with notice if the other party becomes insolvent, makes an assignment for the benefit of creditors, is the subject of proceedings in voluntary (other than for re-organization) or involuntary bankruptcy

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                instituted on behalf of or against such party, or has a receiver or trustee appointed for all or substantially all of its property; provided that in the case of an involuntary bankruptcy proceeding such right to terminate shall only become effective if the party consents to the involuntary bankruptcy or such proceeding is not dismissed within ninety (90) days after the filing thereof.

10.3 Any expiration or early termination of this AGREEMENT shall be without prejudice to the rights of either party against the other accrued or accruing under this AGREEMENT prior to termination, including the obligation to pay royalties for product sold prior to such termination.

                           ARTICLE 11 - GOVERNING LAW

11.1 This AGREEMENT shall be construed and the respective rights of the parties hereto determined according to the substantive laws of the State of New Jersey, notwithstanding the provisions governing conflict of laws under such law to the contrary. In the event of any controversy or claim relating to this AGREEMENT or breach thereof, the parties shall use reasonable efforts to develop practical solutions of mutual benefit to settle conflicts amicably between themselves.

                             ARTICLE 12 - ASSIGNMENT

12.1 Neither party may assign this AGREEMENT in whole or in part without the prior written consent of the other, except that no such consent shall be required in the case of GLAXO if GLAXO assigns this AGREEMENT to an AFFILIATE whose obligations GLAXO guarantees and in the case of SYNAPTIC if SYNAPTIC assigns this AGREEMENT to a third party who acquires all or substantially all of its business.

                             ARTICLE 13 - SEVERANCE

13.1 If any provision of this Agreement is held to be invalid or unenforceable, all other provisions shall nevertheless continue in full force and effect, unless there is a material change in the benefits and/or rights received under this AGREEMENT.

                             ARTICLE 14 - AMENDMENT

14.1 This AGREEMENT and all Schedules appended hereto constitute the entire agreement between the parties and supersede all previous arrangements whether written or oral. Any amendment or modification to this AGREEMENT shall be made in writing and signed by both parties.

                               ARTICLE 15 - NOTICE

15.1            Notices to SYNAPTIC shall be addressed to:

                       Synaptic Pharmaceutical Corporation
                                215 College Road
                            Paramus, New Jersey 07652

                              Attention: President

                Notices to GLAXO shall be addressed to:

                               Glaxo Group Limited
                              Glaxo Wellcome House
                                 Berkeley Avenue
                                    Greenford
                                    Middlesex
                                     UB6 ONN
                                 UNITED KINGDOM

                          Attention: Company Secretary

                Either party may change its address by
                giving notice to the other party in the
                manner herein provided. Any notice required or provided for by the terms of this AGREEMENT shall be in writing and sent by registered or certified mail, return receipt requested, postage prepaid or by express courier services providing evidence of delivery and properly addressed in accordance with the paragraph above. The effective date of notice shall be the actual date of receipt by SYNAPTIC or GLAXO.

                           ARTICLE 16 - FORCE MAJEURE

16.1 No failure or omission by the parties hereto in the performance of any obligation of this AGREEMENT shall be deemed a breach of this AGREEMENT or create any liability if the same shall arise from any cause or causes beyond the control of the parties, including, but not limited to, the following: act of God; acts or omissions of any government; any rules, regulations or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; storm; flood; earthquake; accident; war; rebellion; insurrection; riot; invasion; strikes; and lockouts and provided that such failure or omission resulting from one of the above causes is cured as soon as is practicable after the occurrence of one or more of the above-mentioned causes.


                          ARTICLE 17 - INDEMNIFICATION

17.1 GLAXO will indemnify and hold SYNAPTIC and MERCK harmless with respect to any injury, loss or cost resulting from exercise by GLAXO of the licenses granted to GLAXO by SYNAPTIC under this AGREEMENT.

                        ARTICLE 18 - PUBLIC ANNOUNCEMENTS

18.1 Any public announcements or similar publicity with respect to this AGREEMENT or the rights granted hereunder shall be at such time and in such manner as SYNAPTIC and GLAXO shall agree; provided that nothing herein shall prevent either party upon notice to the other from making such public announcements as such party's legal obligations require.

                           ARTICLE 19 - MISCELLANEOUS

19.1 It is expressly agreed that GLAXO and SYNAPTIC shall be independent contractors and that the relationship between the two parties shall not constitute a partnership, joint venture or agency. Neither GLAXO nor SYNAPTIC shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other party without the prior written consent of such other party.

19.2 This AGREEMENT may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



GLAXO GROUP LIMITED                        SYNAPTIC PHARMACEUTICAL CORPORATION

By: /s/Jeremy Strachaw                      By:/s/Kathleen P. Mullinix
    ------------------                         -----------------------
Title: Director                             Title: Chairman, President & CEO
Date:  March 5, 1998                        Date:

                                   SCHEDULE A


                             FUNCTIONAL USE PATENTS


                USP 5,403,847
                USP 5,578,611

                                   SCHEDULE B


                                RECEPTOR PATENTS




                USP 5,556,753